EXHIBIT 99.1
GOLDEN CYCLE GOLD CORPORATION
Proxy for the Special Meeting of Shareholders on [ • ], 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GOLDEN CYCLE GOLD CORPORATION
The undersigned shareholder of Golden Cycle Gold Corporation, a Colorado corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement/prospectus, each dated [ • ], 2008, and hereby appoints R. Herbert Hampton as proxy and attorney-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Golden Cycle Gold Corporation, to be held on [ • ], 2008 at 10:00 a.m., local time, at Elks Lodge, 367 North 3rd Street, Victor, Colorado, and at any postponements and adjournments thereof, and to vote all shares of Golden Cycle Gold Corporation common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS WHICH ARE UNKNOWN A REASONABLE TIME BEFORE THE SOLICITATION OF PROXIES IN CONNECTION WITH THE SPECIAL MEETING AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
(Continued, and to be marked, dated and signed, on the reverse side)

GOLDEN CYCLE GOLD CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
[ • ], 2008
VOTE BY MAIL
•	Mark, sign and date your proxy card.
•	Detach your proxy card.
•	Return your proxy card in the postage paid envelope provided.
     1. PROPOSAL TO APPROVE THE MERGER AGREEMENT:
     Approval and adoption of the Agreement and Plan of Merger, dated as of January 11, 2008, by and among AngloGold Ashanti Limited, AngloGold Ashanti USA Incorporated, GCGC LLC, and Golden Cycle Gold Corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

     2. PROPOSAL TO AUTHORIZE THE ADJOURNMENT OF THE SPECIAL MEETING:
     Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

     3. OTHER BUSINESS:
     Approval of any other matter properly presented for action by shareholders at the Special Meeting, and on matters incident to the conduct of the meeting (including adjournments for purposes other than to solicit additional votes needed to approve the merger agreement and the transactions contemplated by the merger agreement), the Proxy is authorized to vote the shares represented by this appointment of proxy according to his best judgment in respect of such matters.

FOR	AGAINST	ABSTAIN
☐	☐	☐
     I (we) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted by the proxy “FOR” Proposal 1 and Proposal 2. On any other matter properly presented for action by shareholders at the Special Meeting, and on matters incident to the conduct of the meeting, the proxy is authorized to vote the shares represented by this appointment of proxy according to his best judgment in respect of such matters.
     This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Special Meeting by filing with Golden Cycle Gold Corporation’s Secretary, Wilma L. Delacruz, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Special Meeting and announcing an intention to vote in person.
Please sign exactly as your name appears at left. Persons signing in a fiduciary capacity (e.g., executors, administrators, trustees) should indicate the capacity in which they are signing. Joint owners should both sign. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.
Date:                  , 200

Signature

Signature